Weinberg & Baer LLC

115 Sudbrook Lane, Baltimore, MD 21208

Phone (410) 702-5660

________________________________________________________________________

Mr. David Schwartz, President

Epsilon Corp.

7950 NW 53rd St., Suite 337

Miami, FL 33166

Dear Mr. Schwartz:

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation in the Registration Statement of Epsilon Corp. on Form S-1 of our report on the financial statements of the Company as its registered independent auditor dated January 25, 2012, as of and for the periods ended December 31, 2011 and from inception to December 31, 2011. We further consent to the reference to our firm in the section on Experts.

Respectfully submitted,

/s/ Weinberg & Baer LLC

Weinberg & Baer LLC

Baltimore, Maryland

May 3, 2012